Exhibit 7.2
AGREEMENT OF JOINT FILING
     The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.
Dated April 4, 2008

AIMCO PROPERTIES, L.P. By: AIMCO-GP, INC., its General Partner
By:	/s/ Derek McCandless
	Name:	Derek McCandless
	Title:	Senior Vice President and Asst. Secretary

AIMCO-GP, INC.
By:	/s/ Derek McCandless
	Name:	Derek McCandless
	Title:	Senior Vice President and Asst. Secretary

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
By:	/s/ Derek McCandless
	Name:	Derek McCandless
	Title:	Senior Vice President and Asst. Secretary

AIMCO/BETHESDA HOLDINGS, INC.
By:	/s/ Derek McCandless
	Name:	Derek McCandless
	Title:	Senior Vice President and Asst. Secretary